Exhibit 3.122

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

FILED # C 1295-05

JAN 2 0 2005

IN THE OFFICE OF
DEAN HELLER SECRETARY OF STATE

Articles of Incorporation

(PURSUANT TO NRS 78)

62865

Important. Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	CAESARS UNITED KINGDOM, INC.
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	Name: CSC SERVICES OF NEVADA, INC. Street Address: 502 EAST JOHN ST. ROOM E; City: CARSON CITY; NEVADA; Zip Code: 89706 Optional Mailing Address: ; City: ; State: ; Zip Code:
3. Shares: (number of shares corporation authorized to issue)	Number of shares with par value: 25,000; Par value: $ 1.00; Number of shares without par value: 0
4. Names & Addresses, of Board of Directors/Trustees: (attach additional page, there is more than 3 directors/trustees)	1. Name: WALLACE R. BARR Street Address: 3930 HOWARD HUGHES PARKWAY; City: LAS VEGAS; State: NV; Zip Code: 89109 2. Name: PETER GEORGE Street Address: 3930 HOWARD HUGHES PARKWAY; City: LAS VEGAS; State: NV; Zip Code: 89109 3. Name: Street Address: ; City: ; State: ; Zip Code:
5. Purpose: (optional-see instructions)	The purpose of this Corporation shall be:
6. Names, Address and Signature of Incorporator. (attach additional page, there is more than 1 incorporator)	Name: PAMELA BOUCHARD; Signature: Pamela Bouchard Address: 3930 HOWARD HUGHES PARKWAY; City: LAS VEGAS; State: NV; Zip Code: 89109
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. Authorized Signature of R. A. or On Behalf of R. A. Company: [signature]; Date: 1/20/2005

This form must be accompanied by appropriate fees. See attached fee schedule.

1/20/2005 2:10:16 PM $298.00 BB C20050120-0488

Nevada Secretary of State Form 78 ARTICLES